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                                                                [DEL MONTE LOGO]


DEL MONTE FOODS COMPANY               NEWS RELEASE
P.O. BOX 193575
SAN FRANCISCO, CA 94119-3575

                      DEL MONTE FOODS COMPLETES ACQUISITION
                           OF SELECT HEINZ BUSINESSES

          NEW DEL MONTE BECOMES A PREEMINENT U.S. BRANDED FOOD MARKETER
   WITH OVER $3 BILLION IN REVENUES AND DRAMATICALLY INCREASED STORE PRESENCE


    POWERFUL PORTFOLIO OF LEADING BRANDS INCLUDES DEL MONTE(R), CONTADINA(R), S&W(R), STARKIST(R), 9LIVES(R), KIBBLES' N BITS(R), NATURE'S GOODNESS(R) AND
                                 COLLEGE INN(R)

            SAN FRANCISCO, CA - DECEMBER 20, 2002 - Del Monte Foods Company (NYSE: DLM) today announced it has completed the transaction under which the company has acquired Heinz's U.S. Seafood, North American Pet Food and Pet Snacks, U.S. Private Label Soup, and U.S. Infant Feeding businesses. As previously disclosed, Del Monte received stockholder approval for the transaction at the Company's annual meeting yesterday.

            As a result of the transaction, Del Monte will become a preeminent U.S. branded food marketer with 90% of its $3.1 billion in annual pro forma sales centered in the North American Retail Grocery market. The new company will leverage the branded Del Monte infrastructure already serving all channels in the retail market. Two-thirds of its branded sales enjoy a number one share position. The Company's portfolio of brands includes: Del Monte(R), Contadina(R), S&W(R), StarKist(R), 9Lives(R), Kibbles' n Bits(R),
Pup-Peroni(R), Snausages(R), Nawsomes!(R), Pounce(R), Nature's
Goodness(R) and College Inn(R).

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            "This is a transformative transaction for Del Monte and one that strategically positions us as a stronger, more diverse and more competitive company in the U.S. retail market," said Richard G. Wolford, Chairman and CEO of Del Monte. "Leveraging our proven Del Monte Go-to-Market infrastructure, we plan to realize the full potential these new businesses represent."

            "Being sharply focused on the U.S. Retail market," said Wolford, "we will be better able to serve the needs of our customers and consumers with great products in very healthy categories and take full advantage of our presence in eight out of ten American homes. Our new company's scale and synergies will allow us to increase the resources we put against each business. We will have a financially stronger company with an improved capital structure that will further enable us to deliver increased stockholder value."

            Wolford continued, "The new company will benefit from the combination of our current senior team which has worked together for over five years, joined by the management teams that have been leading these new businesses prior to the transaction and that bring with them their extensive operating expertise."

            Under the terms of the transaction, which was announced on June 13, 2002, Heinz shareholders of record on December 19, 2002, will receive approximately 0.444 shares of the new Del Monte company common stock for every one share of Heinz common stock they own. The transaction, which was structured as a reverse Morris Trust, was ruled tax-free to Heinz shareholders and the Heinz Company by the Internal Revenue Service. The merger will be a tax-free event to existing Del Monte stockholders as well.

            DEL MONTE FOODS

            Del Monte Foods Company, with over $3 billion in sales, is one of the country's largest and most well-known producers and distributors of premium quality, branded, consumer grocery products that can be found in approximately 80% of American households. With leading food brands, packaged for the way we eat today, such as Del Monte(R), Contadina(R), StarKist(R), S&W(R), Nature's Goodness(R), and College Inn(R) , and premier branded foods and snacks for pets including 9Lives(R), Kibbles' n Bits(R), Pup-Peroni(R), Snausages(R), and Nawsomes!(R), Del Monte products are sold nationwide in a full range of retail outlets. The Company also sells its

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products to the U.S. military, certain export markets, the foodservice industry and food processors. The Del Monte brand, over 100 years old, has a rich heritage and is synonymous with quality, wholesomeness and good-for-you nutrition. Headquartered in San Francisco, the Company operates 17 production facilities and 18 distribution centers in North America and has operating facilities in American Samoa, Ecuador and Venezuela. For more information on Del Monte Foods Company, visit the Company's website at www.delmonte.com.

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CONTACTS: MEDIA INQUIRIES                               INVESTOR RELATIONS
          DREW BROWN/STEPHANIE SORRENTINO               TOM GIBBONS
          CITIGATE SARD VERBINNEN                       DEL MONTE FOODS
          (212) 687-8080                                (415) 247-3382

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This press release contains forward-looking statements conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained herein include statements about the merger with the Heinz Businesses and future financial operating results.

Factors relating to the merger of the Heinz Businesses that could cause actual results to differ materially from those described herein include, among others: the actions of the U.S., foreign and local governments; the success of the business integration in a timely and cost-effective manner; the risk that the Company may incur liabilities as a result of the transaction that are currently unknown; costs related to the transaction; and other economic, business, competitive and/or regulatory factors affecting the transaction.

In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described herein include, among others: general economic and business conditions; weather conditions; energy costs and availability; crop yields; competition, including pricing and promotional spending levels by competitors; raw material costs and availability; high leverage; the loss of significant customers or a substantial reduction in orders from these customers; market acceptance of new products; successful integration of acquired businesses; successful implementation of the Company's capability improvement program; consolidation of processing plants; changes in business strategy or development plans; availability, terms and deployment of capital; ability to increase prices; changes in, or the failure or inability to comply with, governmental regulations, including, without limitation, environmental regulations; industry trends, including changes in buying and inventory practices by customers; production capacity constraints and other factors.

These factors are described in more detail in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended June 30, 2002. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

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